RenaissanceRe Reports Net Income of $92.4 Million for the First Quarter of 2017 or $2.25 Per Diluted Common Share; Quarterly Operating Income of $49.0 Million or $1.18 Per Diluted Common Share
Pembroke, Bermuda, May 2, 2017 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $92.4 million, or $2.25 per diluted common share, in the first quarter of 2017, compared to $128.0 million, or $2.95 per diluted common share, in the first quarter of 2016. Operating income available to RenaissanceRe common shareholders was $49.0 million, or $1.18 per diluted common share, in the first quarter of 2017, compared to $66.3 million, or $1.51 per diluted common share, in the first quarter of 2016. The Company reported an annualized return on average common equity of 8.3% and an annualized operating return on average common equity of 4.4% in the first quarter of 2017, compared to 11.8% and 6.1%, respectively, in the first quarter of 2016. Book value per common share increased $0.92, or 0.8%, in the first quarter of 2017 to $109.37, compared to a 2.1% increase in the first quarter of 2016. Tangible book value per common share plus accumulated dividends increased $1.27, or 1.2%, in the first quarter of 2017 to $119.86, compared to a 2.6% increase in the first quarter of 2016.
Kevin J. O'Donnell, CEO, commented: “We remained disciplined during a successful first quarter renewal and constructed an attractive portfolio of risk. Our first quarter results were impacted by an increase in our combined ratio with the Ogden rate change driving prior accident years and an increase in individual claims affecting the current accident year. We have the right strategy to navigate a challenging reinsurance market and we are well positioned to continue to build shareholder value over the long term.”
FIRST QUARTER 2017 HIGHLIGHTS

•	Gross premiums written increased $60.0 million, or 7.0%, to $922.1 million, in the first quarter of 2017 compared to the first quarter of 2016.

•
Underwriting income of $42.4 million and a combined ratio of 88.4%, which included net adverse development on prior accident years of $33.5 million, or 9.1 percentage points, associated with the change in the Ogden rate.

•	Total investment result was a gain of $97.7 million in the first quarter of 2017, generating an annualized total investment return of 4.1%.

•	Repurchased 550 thousand common shares in open market transactions at an aggregate cost of $80.0 million and an average price of $145.36 per common share.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $520.5 million in the first quarter of 2017, an increase of $75.6 million, or 17.0%, compared to $445.0 million in the first quarter of 2016. During the first quarter of 2017, the Company was able to increase its participation on a select number of transactions and enter into certain new transactions the Company believes have comparably attractive risk-return attributes. As a result, the Company was able to grow its catastrophe and other property classes of business by $41.4 million and $34.2 million, respectively, compared to the first quarter of 2016, while continuing to exercise underwriting discipline given prevailing market terms and conditions.
Managed catastrophe premiums were $426.8 million in the first quarter of 2017, an increase of $51.1 million, or 13.6%, compared to $375.7 million in the first quarter of 2016.
The Property segment generated underwriting income of $91.4 million and a combined ratio of 51.1% in the first quarter of 2017, compared to $104.6 million and 40.3%, respectively, in the first quarter of 2016. Principally impacting underwriting income and the combined ratio in the first quarter of 2017 was a $17.0 million increase in net claims and claim expenses and a $9.0 million increase in acquisition expenses, partially offset by an $11.8 million increase in net premiums earned. The $17.0 million increase in net claims and claim expenses was principally driven by current accident year net claims and claim expenses of $39.8 million in the first quarter of 2017, compared to $27.7 million in the first quarter of 2016, primarily due to an increase in attritional net claims and claim expenses associated with the increase in gross premiums written in the Company’s other property class of business. The increase in acquisition expenses and net premiums earned was driven principally by the increase in gross premiums written, with acquisition expenses also being impacted by a higher proportion of the Property segment’s gross premiums written being proportional and delegated authority business, which carries a higher acquisition expense ratio compared to traditional catastrophe excess of loss business.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $401.6 million in the first quarter of 2017, a decrease of $15.6 million, or 3.7%, compared to $417.2 million in the first quarter of 2016. The $15.6 million decrease was principally due to a decrease in financial lines gross premiums written primarily as a result of the impact of a large, in-force, multi-year mortgage reinsurance contract written in the first quarter of 2016, and partially offset by growth in gross premiums written within certain of the Company’s casualty lines of business. Financial lines of business, and more specifically, mortgage reinsurance, are prone to significant gross premiums written volatility and can be influenced by a small number of relatively large transactions.
The Casualty and Specialty segment incurred an underwriting loss of $49.3 million and had a combined ratio of 127.5% in the first quarter of 2017, compared to underwriting income of $0.5 million and a combined ratio of 99.7% in the first quarter of 2016. The increase in the Company’s Casualty and Specialty segment’s combined ratio was driven by a 27.5 percentage point increase in the net claims and claim expense ratio in the first quarter of 2017 to 86.3%, compared to 58.8% in the first quarter of 2016.
The Casualty and Specialty segment experienced $30.3 million, or 16.9 percentage points, of adverse development on prior accident years net claims and claim reserves during the first quarter of 2017, compared to $4.4 million of adverse development in the first quarter of 2016. This adverse development during the first quarter of 2017 was principally driven by $33.5 million, or 18.7 percentage points, associated with the decrease in the Ogden rate during the first quarter of 2017, partially offset by net favorable development on attritional net claims and claim expenses.
Current accident year net claims and claim expenses in the Casualty and Specialty segment were primarily impacted by a number of small events and higher attritional net claims and claim expenses.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a gain of $97.7 million in the first quarter of 2017, compared to $90.2 million in the first quarter of 2016, an increase of $7.5 million. This increase was primarily driven by higher returns in the Company’s equity investments trading and private equity portfolios combined with higher average invested assets in the Company’s fixed maturity investments trading portfolio, partially offset by lower returns in its fixed maturity investments trading portfolio, principally driven by yield increases at the front end of the curve.

•
Net income attributable to noncontrolling interests in the first quarter of 2017 was $34.3 million, a decrease from $44.6 million in the first quarter of 2016, principally due to a decrease in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”), partially offset by a decrease in the Company’s ownership in DaVinciRe to 22.6% at March 31, 2017, compared to 24.0% at March 31, 2016.

•
Subsequent to March 31, 2017 and through the period ended April 28, 2017, the Company repurchased 163 thousand common shares in open market transactions at an aggregate cost of $22.8 million and an average price of $139.71 per common share.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share”, “tangible book value per common share plus accumulated dividends” and “managed catastrophe premiums.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, May 3, 2017 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two reportable segments: (1) Property, which is comprised of catastrophe and other property reinsurance and insurance written on behalf of the Company’s operating subsidiaries and certain joint ventures managed by Company’s ventures unit, and (2) Casualty and Specialty, which is comprised of casualty and specialty reinsurance and insurance written on behalf of Company’s operating subsidiaries and certain joint ventures managed by Company’s ventures unit. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, the United Kingdom, and the United States.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of U.S. business tax reform proposals; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of shareholders or investors in RenaissanceRe or joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the ability of the Company’s ceding companies’ and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; other political, regulatory or industry initiatives adversely impacting the Company; risks related to Solvency II; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of competitors, customers and insurance and reinsurance brokers; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organization for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Aditya Dutt	Elizabeth Tillman
Senior Vice President and Treasurer	Director - Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 295-4513	(212) 238-9224
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2017	March 31, 2016
Revenues
Gross premiums written	$922,090	$862,133
Net premiums written	$544,136	$511,675
Increase in unearned premiums	(178,091)	(158,069)
Net premiums earned	366,045	353,606
Net investment income	54,325	28,863
Net foreign exchange gains (losses)	8,165	(1,692)
Equity in (losses) earnings of other ventures	(1,507)	1,611
Other income	1,665	4,079
Net realized and unrealized gains on investments	43,373	61,653
Total revenues	472,066	448,120
Expenses
Net claims and claim expenses incurred	193,081	126,605
Acquisition expenses	83,282	65,592
Operational expenses	47,283	56,235
Corporate expenses	5,286	8,225
Interest expense	10,526	10,538
Total expenses	339,458	267,195
Income before taxes	132,608	180,925
Income tax expense	(334)	(2,744)
Net income	132,274	178,181
Net income attributable to noncontrolling interests	(34,327)	(44,591)
Net income available to RenaissanceRe	97,947	133,590
Dividends on preference shares	(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders	$92,352	$127,995

Net income available to RenaissanceRe common shareholders per common share - basic	$2.26	$2.97
Net income available to RenaissanceRe common shareholders per common share - diluted	$2.25	$2.95
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$1.18	$1.51

Average shares outstanding - basic	40,408	42,577
Average shares outstanding - diluted	40,623	42,912

Net claims and claim expense ratio	52.7%	35.8%
Underwriting expense ratio	35.7%	34.5%
Combined ratio	88.4%	70.3%

Return on average common equity - annualized	8.3%	11.8%
Operating return on average common equity - annualized (1)	4.4%	6.1%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2017	December 31, 2016
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,259,851	$6,891,244
Short term investments, at fair value	1,199,797	1,368,379
Equity investments trading, at fair value	388,424	383,313
Other investments, at fair value	514,667	549,805
Investments in other ventures, under equity method	97,131	124,227
Total investments	9,459,870	9,316,968
Cash and cash equivalents	454,087	421,157
Premiums receivable	1,283,275	987,323
Prepaid reinsurance premiums	628,091	441,260
Reinsurance recoverable	325,819	279,564
Accrued investment income	40,547	38,076
Deferred acquisition costs	388,681	335,325
Receivable for investments sold	316,948	105,841
Other assets	173,984	175,382
Goodwill and other intangibles	248,325	251,186
Total assets	$13,319,627	$12,352,082
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,934,688	$2,848,294
Unearned premiums	1,596,495	1,231,573
Debt	945,701	948,663
Reinsurance balances payable	972,266	673,983
Payable for investments purchased	604,613	305,714
Other liabilities	217,036	301,684
Total liabilities	7,270,799	6,309,911
Redeemable noncontrolling interest	1,187,991	1,175,594
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	40,785	41,187
Additional paid-in capital	131,173	216,558
Accumulated other comprehensive (loss) income	(358)	1,133
Retained earnings	4,289,237	4,207,699
Total shareholders’ equity attributable to RenaissanceRe	4,860,837	4,866,577
Total liabilities, noncontrolling interests and shareholders’ equity	$13,319,627	$12,352,082

Book value per common share	$109.37	$108.45

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended March 31, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$520,529	$401,561	$—	$922,090
Net premiums written	$289,871	$254,265	$—	$544,136
Net premiums earned	$186,988	$179,059	$(2)	$366,045
Net claims and claim expenses incurred	38,838	154,571	(328)	193,081
Acquisition expenses	29,103	54,179	—	83,282
Operational expenses	27,665	19,607	11	47,283
Underwriting income (loss)	$91,382	$(49,298)	$315	42,399
Net investment income			54,325	54,325
Net foreign exchange gains			8,165	8,165
Equity in losses of other ventures			(1,507)	(1,507)
Other income			1,665	1,665
Net realized and unrealized gains on investments			43,373	43,373
Corporate expenses			(5,286)	(5,286)
Interest expense			(10,526)	(10,526)
Income before taxes and redeemable noncontrolling interests				132,608
Income tax expense			(334)	(334)
Net income attributable to redeemable noncontrolling interests			(34,327)	(34,327)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$92,352

Net claims and claim expenses incurred – current accident year	$39,766	$124,309	$—	$164,075
Net claims and claim expenses incurred – prior accident years	(928)	30,262	(328)	29,006
Net claims and claim expenses incurred – total	$38,838	$154,571	$(328)	$193,081

Net claims and claim expense ratio – current accident year	21.3%	69.4%		44.8%
Net claims and claim expense ratio – prior accident years	(0.5)%	16.9%		7.9%
Net claims and claim expense ratio – calendar year	20.8%	86.3%		52.7%
Underwriting expense ratio	30.3%	41.2%		35.7%
Combined ratio	51.1%	127.5%		88.4%

	Three months ended March 31, 2016
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$444,959	$417,174	$—	$862,133
Net premiums written	$232,859	$278,816	$—	$511,675
Net premiums earned	$175,232	$178,374	$—	$353,606
Net claims and claim expenses incurred	21,804	104,883	(82)	126,605
Acquisition expenses	20,124	45,468	—	65,592
Operational expenses	28,657	27,518	60	56,235
Underwriting income	$104,647	$505	$22	105,174
Net investment income			28,863	28,863
Net foreign exchange losses			(1,692)	(1,692)
Equity in earnings of other ventures			1,611	1,611
Other income			4,079	4,079
Net realized and unrealized gains on investments			61,653	61,653
Corporate expenses			(8,225)	(8,225)
Interest expense			(10,538)	(10,538)
Income before taxes and redeemable noncontrolling interests				180,925
Income tax expense			(2,744)	(2,744)
Net income attributable to noncontrolling interests			(44,591)	(44,591)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$127,995

Net claims and claim expenses incurred – current accident year	$27,732	$100,477	$—	$128,209
Net claims and claim expenses incurred – prior accident years	(5,928)	4,406	(82)	(1,604)
Net claims and claim expenses incurred – total	$21,804	$104,883	$(82)	$126,605

Net claims and claim expense ratio – current accident year	15.8%	56.3%		36.3%
Net claims and claim expense ratio – prior accident years	(3.4)%	2.5%		(0.5)%
Net claims and claim expense ratio – calendar year	12.4%	58.8%		35.8%
Underwriting expense ratio	27.9%	40.9%		34.5%
Combined ratio	40.3%	99.7%		70.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Property Segment
Catastrophe	$414,424	$7,705	$71,606	$432,033	$373,017
Other property	106,105	44,742	48,298	61,920	71,942
Property segment gross premiums written	$520,529	$52,447	$119,904	$493,953	$444,959

Casualty and Specialty Segment
Professional liability (1)	$132,306	$83,804	$90,984	$97,000	$105,792
General casualty (2)	122,293	79,669	82,234	53,099	112,937
Financial lines (3)	85,143	85,208	110,771	74,255	142,834
Other (4)	61,819	21,963	26,331	40,821	55,611
Casualty and Specialty segment gross premiums written	$401,561	$270,644	$310,320	$265,175	$417,174

(1)	Includes directors and officers, medical malpractice, and professional indemnity.

(2)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.

(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.

(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite, terrorism.  Lines of business such as regional multi line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016
Fixed maturity investments	$43,419	$36,006
Short term investments	1,724	1,000
Equity investments trading	811	1,663
Other investments
Private equity investments	7,802	(9,358)
Other	4,072	3,309
Cash and cash equivalents	189	129
	58,017	32,749
Investment expenses	(3,692)	(3,886)
Net investment income	54,325	28,863

Gross realized gains	11,461	17,750
Gross realized losses	(16,533)	(14,665)
Net realized (losses) gains on fixed maturity investments	(5,072)	3,085
Net unrealized gains on fixed maturity investments trading	24,635	85,465
Net realized and unrealized losses on investments-related derivatives	(56)	(19,449)
Net realized gains (losses) on equity investments trading	20,915	(818)
Net unrealized gains (losses) on equity investments trading	2,951	(6,630)
Net realized and unrealized gains on investments	43,373	61,653
Change in net unrealized gains on fixed maturity investments available for sale	—	(269)
Total investment result	$97,698	$90,247

Total investment return - annualized	4.1%	4.0%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except percentages)	March 31, 2017	March 31, 2016
Net income available to RenaissanceRe common shareholders	$92,352	$127,995
Adjustment for net realized and unrealized gains on investments	(43,373)	(61,653)
Operating income available to RenaissanceRe common shareholders	$48,979	$66,342

Net income available to RenaissanceRe common shareholders per common share - diluted	$2.25	$2.95
Adjustment for net realized and unrealized gains on investments	(1.07)	(1.44)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$1.18	$1.51

Return on average common equity - annualized	8.3%	11.8%
Adjustment for net realized and unrealized gains on investments	(3.9)%	(5.7)%
Operating return on average common equity - annualized	4.4%	6.1%

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Book value per common share	$109.37	$108.45	$107.10	$103.70	$101.19
Adjustment for goodwill and other intangibles (1)	(6.55)	(6.58)	(6.69)	(6.73)	(6.59)
Tangible book value per common share	102.82	101.87	100.41	96.97	94.60
Adjustment for accumulated dividends	17.04	16.72	16.41	16.10	15.79
Tangible book value per common share plus accumulated dividends	$119.86	$118.59	$116.82	$113.07	$110.39

Quarterly change in book value per common share	0.8%	1.3%	3.3%	2.5%	2.1%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.2%	1.8%	3.9%	2.8%	2.6%

(1)
At March 31, 2017 December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, goodwill and other intangibles included $18.9 million, $19.7 million, $20.6 million, $21.4 million and $22.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

The Company has included in this Press Release “managed catastrophe premiums” which is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from Property segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of other property gross premiums written and the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Reinsurance Ltd. ("Top Layer Re"), which is accounted for under the equity method of accounting. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. A reconciliation of “managed catastrophe premiums” to Property segment gross premiums written is included below:

	Three months ended
	March 31, 2017	March 31, 2016
Property Segment
Catastrophe	$414,424	$373,017
Other property	106,105	71,942
Property segment gross premiums written	$520,529	$444,959

Managed Catastrophe Premiums
Property segment gross premiums written	$520,529	$444,959
Other property gross premiums written	(106,105)	(71,942)
Catastrophe gross premiums written	$414,424	$373,017
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re	12,385	11,096
Catastrophe premiums written by the Company and ceded to Top Layer Re	—	(8,367)
Managed catastrophe premiums	$426,809	$375,746